For the six-month ended July 31, 2000.
File number 811-08587

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant  to  Rule
10f-3
I.

1.   Name of Issuer
      AT&T Wireless Group Tracking Stock

2.   Date of Purchase
       4/26/00

3.   Number of Securities Purchased
       113,400

4.   Dollar Amount of Purchase
       $3,345,300

5.   Price Per Unit
       $29.50

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Sanford Bernstein
       Gerard Klauer Mattison & Co.
       Merrill Lynch & Co.
       Neuberger Berman
       Scott & Stringfellow
       Lehman Brothers
       Tucker Anthony
       Wasserstein Perela

7.   Other Members of the Underwriting Syndicate:


     Goldman, Sachs & Co.
       Merrill  Lynch,  Pierce,  Fenner  &   Smith
Incorporated
     Salomon Smith Barney Inc.
     Credit Suisse First Boston
     Lehman Brothers Inc.
     Morgan Stanley & Co.
     Banc of America Securities LLC
     M.R. Beal & Company
     Bear, Stearns & Co. Inc.
     Chase Securities Inc.
     Deutsche bank Securities Inc.
     Donaldson, Lufkin & Jenrette
     J.P. Morgan Securities Inc.
     PaineWebber Incorporated
     Prudential Securities
     Sanford C. Bernstein & Co., Inc.
     Thomas Weisel Partners LLC
     Advanced Clearing, Inc.
     Allen & Company Incorporated
     BMO Nesbitt Burns Corp.
     Blaylock & Partners, L.P.
     CIBC World Markets Corp.
     A.G. Edwards & Sons, Inc.
     Fidelity Capital Markets
     First Union Securities, Inc.
     Guzman & Company
     Edward D. Hones & Co., L.P.
     Lazard Freres & Co. LLC
     RBC Dominion Securities Corporation
     SG Cowen Securities Corporation
     Muriel Siebert & Co., Inc.
     Utendahl Capital Partners, L.P.
     Wasserstein Perella Securities, Inc.
     Wit Soundview Corporation
     Advest, Inc.
     Robert W. Baird & Co. Incorporated
     William Blair & Company, LLC
     J.C. Bradford & Co.
     Chatsworth Securities LLC
     Dain Rauscher Incorporated
     Fahnestock & Co. Inc.
     Friedman, Bilings, Ramsey & Co., Inc.
     Gerald Klauer Mattison & Co., Inc.
     J.J.B. Hilliard, W.L. Lyons, Inc.
     Janney Montgomery Scott LLC
     C.L. King & Associates, Inc.
     Legg Mason Wood Walker, Incorporated
     McDonald Investments Inc.
     Morgan Keegan & Company
     Needham & Company, Inc.
     Neuberger Berman, LLC
     Ormes Capital Markets, Inc.
     Pryor, McClendon, Counts & Co., Inc.
     Ragen Mackenzie Incorporated
     Ramirez & Co., Inc.
     Raymond James & Associates, Inc.
     The Robinson-Humphrey Company, LLC
     Scott & Stringfellow, Inc.
     Stephens Inc.
     Stifel, Nicolaus & Company, Incorporated
     Suntrust Equitable Securities Corporation
     Sutro & Co. Incorporated
     Tucker Anthony Incorporated
     C.E. Unterberg, Towbin
     U.S. Bancorp Piper Jaffray Inc.
     Wachovia Securities, Inc.
     The Williams Capital Group, L.P.
     Adams, Harkness & Hill, Inc.
     Arnold and S. Bleichroeder, Inc.
     George K. Baum & Company
     Brean Muray & Co., Inc.
     Burnham Securities Inc.
     The Chapman Company
     Crowell, Weedon & Co.
     Davenport & Company LLC
     D.A. Davidson & Co.
     Doft & Co., Inc.
     Doley Securities, Inc.
     E*OFFERING Corp.
     First Albany Corporation
     Gabelli & Company
     Gardner Rich & Co., Inc.
     Gruntal & Co., Inc.
     Jackson Securities Incorporated
     Janco Partners, Inc.
     Jefferies & Company, Inc.
     Josephthal & Co. Inc.
     Kaufman Bros., L.P.
     Loop Capital Markets
     Mellon Financial Markets LLC
     Melvin Securities Corporation LLC
     Parker/Hunter Incorporated
     Brad Peery Inc.
     Pennsylvania Merchant Group
     Pittsburg Institutional, Inc.
     Redwood Securities Group, Inc.
     SBK Brooks Investment Corp.
     Sanders Morris Harris
     Sands Brothers & Co., Ltd.
     The Seidler Companies Incorporated
     Sturdivant & Co., Inc.
     H.C. Wainwright & Co., Inc.
     Wedbush Morgan Securities
     May Davis Group, Inc.











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